Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements were prepared using the net assets method of accounting under existing U.S. generally accepted accounting principles (“GAAP”), which are subject to change and interpretation, and give effect to the purchase of the net assets of the Echo Entities by Corrent Resources, LLC, a wholly owned subsidiary of DGSE. Corrent is the acquirer based upon the terms of the Purchase Agreement.

The unaudited pro forma combined balance sheet as of March 31, 2019, and the unaudited pro forma combined statement of operations for the three months ended March 31, 2019 assumes the purchase took place January 1, 2019, and combines the historical financial statements of the Echo Entities and DGSE as of and for the three months ended March 31, 2019. The unaudited pro forma combined statement of operations for the year ended December 31, 2018 assumes that the purchase took place as of January 1, 2018 and combines the historical financial statements of the Echo Entities and DGSE for the year ended December 31, 2018. The historical financial statements of the Echo Entities and DGSE have been adjusted to give effect to the proposed purchase (for accounting purposes) of the Echo Entities by DGSE. The pro forma assumptions and adjustments are described in the accompanying notes presented in the following pages.

DGSE, a public company, is the purchasing company for accounting purposes, accordingly, Echo Entities’ assets and liabilities will be recorded at their precombination carrying amounts and the historical operations that are reflected in the financial statements will be those of the Echo Entities. Assets and liabilities of Echo Entities will be measured and recognized at fair value as of the transaction date, and added to the assets, liabilities and results of operations of DGSE following the purchase.

The unaudited pro forma combined financial statements were prepared in accordance with the regulations of the SEC. The pro forma adjustments reflecting the completion of the purchase are based upon the preliminary accounting analysis conclusion that the purchase should be accounted for under the net assets method of accounting in accordance with GAAP and upon the assumptions set forth in the notes to the unaudited pro forma combined financial statements.

The Echo Entities’ statement of operations for year ended December 31, 2018 was derived from its audited consolidated financial statements, included as exhibit 99.2 herein filed with the From 8-K/A.

The DGSE statement of operations for the year ended December 31, 2018 was derived from its audited consolidated financial statements included in its Annual Report on Form 10-K, filed on April 12, 2019 (the “DGSE 10-K”), and is incorporated by reference.

The historical financial statements have been adjusted to give pro forma effect to events that are (i) directly attributable to the purchase, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value. Differences between these preliminary estimates and the final acquisition accounting may occur and could have a material impact on the accompanying unaudited pro forma combined financial statements and the Company’s future results of operations and financial position.

The unaudited pro forma combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma combined financial data also do not include any integration costs. The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Echo Entities and DGSE been a combined company during the specified period. The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the Echo Entities’ historical audited financial statements for the year ended December 31, 2018, included as exhibit 99.2 of this 8-K/A, and in conjunction with the DGSE’s historical audited consolidated financial statements included in the DGSE 10-K.

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Unaudited Pro Forma Combined Balance Sheet

As of March 31, 2019

	Historical	Historical
	Echo Entities	DGSE Companies, Inc.	Pro Forma Merger		Pro Forma
	Consolidated	Consolidated	Adjustments	Note	Combined

ASSETS
Current Assets:
Cash and cash equivalents	$1,133,653	$479,560	$-		$1,613,213
Trade receivables, net of allowances	1,095,031	169,951	-		1,264,982
Trade receivables, related party	3,999,149	-	(3,999,149)	A1	-
Inventories	1,174,223	10,315,661	-		11,489,884
Prepaid expenses	80,191	266,630	-		346,821
Total current assets	7,482,247	11,231,802	(3,999,149)		14,714,900

Property and equipment, net	591,597	1,274,714	-		1,866,311
Intangible assets, net	-	235,350	-		235,350
Right-of -use assets from operating leases	-	1,887,256	1,263,352	A2	3,150,608
Goodwill	-	-	3,976,162	A4	3,976,162
Other assets	88,997	68,862	-		157,859
Total assets	$8,162,841	$14,697,984	$1,240,365		$24,101,190

LIABILITIES
Current Liabilities:
Accounts payable - trade	$684,211	$358,609	$-		$1,042,820
Accounts payable - trade, related party	14,756,481	3,075,120	(14,756,481)	A1	3,075,120
Current operating lease liabilities	-	452,820	727,119	A2	1,179,939
Accrued expenses	441,753	494,350	102,237	B1	1,038,340
Customer deposits and other liabilities	-	54,705	-		54,705
Total current liabilities	15,882,445	4,435,604	(13,927,125)		6,390,924
					-
Long-term note payable - related party	-	-	6,925,979	A3	6,925,979
Long-term operating lease and other liabilities	6,424	1,494,284	617,720	A2	2,118,428
					-
Total liabilities	15,888,869	5,929,888	(6,383,426)		15,435,331

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; 60,000,000 shares authorized; 26,924,381 shares issued and outstanding	-	269,244	-		269,244
Additional paid-in capital	-	40,172,677	-		40,172,677
Accumulated deficit	(7,726,028)	(31,673,825)	7,726,028	A4	(31,776,062)
			(102,237)	B1
Total stockholders’ equity	(7,726,028)	8,768,096	7,623,791		8,665,859

Total liabilities and stockholders’ equity	$8,162,841	$14,697,984	$1,240,365		$24,101,190

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Unaudited Pro Forma Combined Statement of Operations

For the Three Months Ended March 31, 2019

	Historical	Historical
	Echo Entities	DGSE Companies, Inc.	Pro Forma Merger		Pro Forma
	Consolidated	Consolidated	Adjustments	Note	Combined

Revenue
Sales	$3,641,368	$16,019,530	$-		$19,660,898
Cost of goods sold	2,350,892	13,801,048	-		16,151,940
Gross margin	1,290,476	2,218,482			3,508,958.08

Expenses:
Selling, general and administrative expenses	1,609,607	1,741,340	-		3,350,947
Depreciation and amortization	25,527	74,324	-		99,851
	1,635,134	1,815,664	-		3,450,798

Operating income (loss)	(344,658)	402,818	-		58,160

Other expense:
Other expense, net	4,091	3,398	-		7,489
Interest expense	-	34,549	102,237	B1	136,786
	4,091	37,947	102,237		144,275

Income (loss) before income taxes	(348,749)	364,871	(102,237)		(86,115)

Income tax expense	-	10,236	-		10,236

Net income (loss)	$(348,749)	$354,635	$(102,237)		$(96,351)

Basic net income (loss) per common share:	$(0.01)	$0.01	$-		$-

Diluted net income (loss) per share:	$(0.01)	$0.01	$-		$-

Weighted-average number of common shares
Basic	26,924,381	26,924,381	26,924,381		26,924,381
Diluted	26,924,381	26,924,381	26,924,381		26,924,381

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Unaudited Pro Forma Combined Statement of Operations

For the Twelve Months Ended December 31, 2018

	Historical	Historical
	Echo Entities	DGSE Companies, Inc.	Pro Forma Merger		Pro Forma
	Consolidated	Consolidated	Adjustments	Note	Combined

Revenue
Sales	$32,762,433	$54,056,343	$-		$86,818,776
Cost of goods sold	23,348,878	44,376,620	-		67,725,498
Gross margin	9,413,555	9,679,723	-		19,093,278.00

Expenses:
Selling, general and administrative expenses	9,269,315	8,701,499	-		17,970,814
Loss on disposal of equipement	-	40,045	-		40,045
Depreciation and amortization	241,742	286,747	-		528,489
	9,511,057	9,028,291	-		18,539,348

Operating income (loss)	(97,502)	651,432	-		553,930

Other (income) expense:
Other income, net	(1,100)	(216,465)	-		(217,565)
Interest expense	563,801	149,540	415,559	B2	1,128,900
	562,701	(66,925)	415,559		911,335

Income (loss) before income taxes	(660,203)	718,357	(415,559)		(357,405)

Income tax expense	-	60,672	-		60,672

Income (loss) from continuing operations	(660,203)	657,685	(415,559)		(418,077)

Discontinued operations:
Income from discontinued operations, net	254,829	-	-		254,829

Net income (loss)	$(405,374)	$657,685	$(415,559)		$(163,248)

Basic net income (loss) per common share:
Income (loss) from continuing operations	$(0.02)	$0.02	$(0.02)		$(0.02)
Income from discontinued operations	0.01	-	-		0.01
Net income (loss) per share	$(0.01)	$0.02	$(0.02)		$(0.01)

Diluted net income (loss) per common share:
Income (loss) from continuing operations	$(0.02)	$0.02	$(0.02)		$(0.02)
Income from discontinued operations	0.01	-	-		0.01
Net income (loss) per share	$(0.01)	$0.02	$(0.02)		$(0.01)

Weighted-average number of common shares
Basic	26,924,381	26,924,381	26,924,381		26,924,381
Diluted	26,924,381	26,924,381	26,924,381		26,924,381

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NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Description of Transaction and Basis of Presentation

Description of Transaction

On May 20, 2019, Corrent, a wholly owned subsidiary of DGSE entered into an asset purchase agreement with the Echo Entities, pursuant to which the Echo Entities agreed to sell and Corrent agreed to purchase all of the assets, rights and interests of the Echo Entities (the “Acquired Assets”) for $6,925,979 (the “Echo Transaction”). The Echo Entities were wholly owned subsidiaries of Elemetal, LLC (“Elemetal”). John R. Loftus (“Loftus”) is DGSE’s CEO, President and Chairman and owned approximately one-third of the equity interests of Elemetal prior to the Echo Transaction reported herein. In connection with the Echo Transaction, on May 20, 2019, Corrent executed and delivered to Loftus, a promissory note (the “Corrent Note”), pursuant to which Corrent borrowed from Loftus $6,925,979, the proceeds of which were used to purchase the Acquired Assets.

Basis of Presentation

The unaudited pro forma combined financial statements were prepared in accordance with the regulations of the SEC Regulation S-X, and are intended to show how the purchase might have affected the historical financial statements if the Echo Transaction had been completed as of January 1, 2019 for the purposes of the balance sheet and statement of operations for the three months ended March 31, 2019, and on January 1, 2018 for the purposes of the statement of operations for the year ended December 31, 2018.

Based on the terms of the purchase, the Company has preliminarily concluded the Echo Transaction represents a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations, or ASC 805. The Company has not completed a valuation analysis of the fair market value of the Echo Entities’ assets acquired and liabilities assumed.

Using the total consideration for the purchase, the Company has allocated the assets and liabilities. This purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma combined balance sheet. The pro forma adjustments are preliminary and based on management’s estimates of the fair value of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the purchase. These estimates are based on the most recently available information. To the extent there are material differences upon completion of the final purchase price allocation, the assumptions and estimates set forth in the unaudited pro forma combined financial statements could change significantly.

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2. Purchase Price

The total consideration for the purchase, consummated on May 20, 2019, was $6,925,979, as referenced in exhibit 10.1 of the Form 8-K filed May 24, 2019.

The allocation of the preliminary purchase price to the tangible assets and liabilities acquired from the Echo Transaction is based on the current values of the assets and liabilities on the Echo Entities as of the purchase date on May 20, 2019 and are as follows:

Cash and cash equivalents	$1,049,462
Trade receivables	1,025,615
Goodwill	4,780,658
Inventories	1,209,203
Fixed assets	239,827
Other current assets and deposits	177,364
Accounts payable - trade	(723,043)
Accrued and other liabilities	(827,650)
Long-term liabilities	(5,457)
Total	$6,925,979

The total purchase price is allocated to the acquired tangible and intangible assets and liabilities of the Echo Entities based on their estimated fair values as of the purchase closing date. The excess of the purchase price over the fair value of assets and liabilities acquired, if any, is allocated to goodwill.

3. Pro Forma Combined Earnings Per Share

The pro forma combined weighted average share outstanding included in the calculation of basic and diluted pro forma combined earnings per share for the periods ended March 31, 2019 and December 31, 2018 and March 31, 2019 consist of the following:

	Three months ended	Year ended
	March 31, 2019	December 31, 2018
Net Income per share, basic:

Total weighted average shares outstanding, basic	$26,924,381	$26,924,381
Pro forma combined net income	(96,351)	(163,248)
Net income per share, basic	$-	$(0.01)

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	Three months ended	Year ended
	March 31, 2019	December 31, 2018
Net Income per share, diluted:

Total weighted average shares outstanding, diluted	$26,924,381	$26,924,381
Pro forma combined net income	(96,351)	(163,248)
Net income per share, diluted	$-	$(0.01)

4. Pro Forma Adjustments

The unaudited pro forma combined financial statements include pro forma adjustments to give effect to certain significant transactions as a direct result of the Echo Transaction.

The pro forma adjustments reflecting the completion of the purchase are based upon the preliminary accounting analysis conclusion that the Echo Transaction should be accounted for under the net asset method of accounting.

The pro forma adjustments are as follows:

A1: To reflect the elimination of intercompany accounts receivable and accounts payable balances between the Echo Entities and Elemetal, LLC.

A2: To adjust for the right-to-use assets and the operating lease liabilities not included for the Echo Entities prior to the Echo Transaction.

A3: To reflect $6,925,979 financing liability completed immediately after the closing of the Echo Transaction.

A4: To reflect the recognition of goodwill.

B1: To reflect the interest accrual for three months from the financing liability completed immediately following the closing of the Echo Transaction.

B2: To reflect the interest charge for twelve months from the financing liability completed immediately following the closing of the Echo Transaction.

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